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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE J. JILL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
to be held on May 30, 2003
and
PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

April 17, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of The J. Jill Group, Inc. The meeting will be held at our executive offices at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Friday, May 30, 2003, beginning at 10:00 a.m. local time.

        As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

        Thank you for your cooperation, continued support and interest in The J. Jill Group, Inc.

                      Sincerely,

                      Gordon R. Cooke
                       President and Chief Executive Officer

THE J. JILL GROUP, INC.

Notice of Annual Meeting of Stockholders

To Be Held May 30, 2003

        Notice is hereby given that the Annual Meeting of Stockholders of The J. Jill Group, Inc. (the "Company") will be held at the offices of the Company, 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Friday, May 30, 2003, beginning at 10:00 a.m. local time, for the following purposes:

  1.
  To consider and vote upon the election of two Class A Directors;

  2.
  To act upon a proposal to amend the Company's Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan, as amended to date, (the "2001 Plan") to increase the number of shares of the Company's Common Stock available for issuance upon exercise of options granted under the 2001 Plan from 2,250,000 shares to 3,250,000 shares.

  3.
  To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 7, 2003 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                      David R. Pierson
                       Secretary

Boston, Massachusetts
April 17, 2003

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or
not you plan to attend the Annual Meeting.

THE J. JILL GROUP, INC.
4 Batterymarch Park
Quincy, Massachusetts 02169-7468
(617) 376-4300

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2003

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 17, 2003 in connection with the solicitation by the Board of Directors of The J. Jill Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Friday, May 30, 2003, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

        The Board of Directors of the Company (the "Board") has fixed the close of business on April 7, 2003, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 19,575,004 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 19,575,004 votes.

        The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

        The Class A Directors will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this election do not count as votes for or against such election. The approval of the proposal to amend the Company's Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan, as amended to date, (the "2001 Plan") will require the affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting. Abstentions as to this proposal will count as being present and represented at the Annual Meeting and entitled to vote, and will be included in calculating the number of votes cast on this proposal (and thus will have the effect of "no" votes). Broker non-votes will not be included in calculating the number of votes cast on this proposal.

        Votes will be tabulated by EquiServe Limited Partnership, the record keeping agent for the Company's transfer agent, EquiServe Trust Company, N.A.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting of stockholders or special meeting in lieu thereof.

        The Board currently consists of seven directors: two Class A Directors, three Class B Directors and two Class C Directors.

        The Company's current Class A directors are William E. Engbers and Samuel L. Shanaman. Their terms as directors will expire at the Annual Meeting. The Company's current Class B Directors are Brett D. Heffes, Ruth M. Owades and Jonathan P. Ward. Their terms as directors will expire at the Company's 2004 annual meeting of stockholders or special meeting in lieu thereof. The Company's current Class C Directors are Gordon R. Cooke and Thomas J. Litle. Their terms as directors will expire at the Company's 2005 annual meeting of stockholders or special meeting in lieu thereof.

        The Board has nominated Mr. Engbers and Mr. Shanaman for election as Class A Directors, to serve until the Company's 2006 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

        The nominees have agreed to serve as Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

        The Board recommends that you vote FOR the election of Mr. Engbers and Mr. Shanaman as Class A Directors.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position
Gordon R. Cooke	57	President, Chief Executive Officer and Chairman of the Board of Directors; Director
Dennis J. Adomaitis	52	President of The Birch Pond Group, Inc.
Olga L. Conley	45	President—Corporate Services, Chief Financial Officer and Treasurer
John J. Hayes	47	President of J. Jill Direct, Inc.
Patricia C. Lee	39	President—J. Jill Merchandising
Linda L. Trudel	38	Vice President/Corporate Controller
William E. Engbers*(1)	60	Director
Brett D. Heffes(2)	35	Director
Thomas J. Litle(1)	62	Director
Ruth M. Owades(2)	54	Director
Samuel L. Shanaman*(1)	61	Director
Jonathan P. Ward(2)	48	Director

*
Nominee for re-election as a Director.

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

        GORDON R. COOKE has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995 and Chairman of the Board of Directors since August 1997.

        DENNIS J. ADOMAITIS has been President of The Birch Pond Group, Inc., a wholly-owned subsidiary of the Company, since June 2000. From March 1999 until June 2000, Mr. Adomaitis served the Company as President—J. Jill Retail. From 1990 until joining the Company, Mr. Adomaitis served in a variety of positions at Time Warner Inc., including Executive Vice President from January 1997 until March 1999.

        OLGA L. CONLEY has been President—Corporate Services since March 2001, Chief Financial Officer since August 1997 and Treasurer since August 1993. She also served as Senior Vice President—Finance from May 1998 until March 2001 and as Vice President of Finance from June 1996 until May 1998.

        JOHN J. HAYES has been President of J. Jill Direct, Inc., a wholly-owned subsidiary of the Company, since June 2000. From May 1996 until June 2000, Mr. Hayes served the Company as Executive Vice President of Marketing.

        PATRICIA C. LEE has been President—J. Jill Merchandising since March 1999. She also served as Executive Vice President—J. Jill from May 1998 until March 1999 and as Vice President—J. Jill from December 1996 until May 1998.

        LINDA L. TRUDEL has been Vice President/Corporate Controller since February 2002. She served as Assistant Controller from September 1996 until February 2002 and as Director of Finance from July 1998 until February 2002.

        WILLIAM E. ENGBERS has been a director of the Company since July 1990. He is a venture capital consultant and was Manager, and subsequently Director, Venture Capital of Allstate Insurance Company from June 1989 until January 1999. Mr. Engbers is a director and chairman of the audit committee of La Jolla Pharmaceutical Company. Mr. Engbers has been either a director or chairman of over 25 corporations.

        BRETT D. HEFFES has been a director of the Company since April 2000. Since November 2002, Mr. Heffes has been the Chief Financial Officer and Treasurer of Winmark Corporation, a franchisor of retail brands. From April 2002 until May 2002, Mr. Heffes was the Chief Financial Officer of Gearworks, Inc., a developer and marketer of wireless software. From July 2000 until March 2002, Mr. Heffes was Chief Financial Officer of Applied Epi, Inc., a developer and manufacturer of process equipment for compound semiconductor devices. From January 1998 to July 2000, Mr. Heffes held a number of positions, most recently Vice President—Corporate Development and Treasurer, with Department 56, Inc., a designer and marketer of giftware and collectibles.

        THOMAS J. LITLE has been a director of the Company since May 1997. Since 1995, Mr. Litle has been Chairman of Litle & Company, LLC, a company which manages various investments and board commitments primarily in the direct marketing industry. Since August 2001, Mr. Litle has been Acting CEO of Phoenix Processing, LLC, which provides value added payment transaction services to direct marketers. In 2002 Phoenix Processing, LLC began doing business as Litle & Company, LLC. From 1995 to June 2001, Mr. Litle was Chairman of OrderTrust, Inc. which provided services to direct marketers, retailers and loyalty program promoters. From January 2001 to June 2001, Mr. Litle served as the interim CEO of OrderTrust, Inc. Mr. Litle is a director of FairMarket, Inc. and several privately owned companies.

        RUTH M. OWADES has been a director of the Company since May 1997. Ms. Owades is the founder of Calyx & Corolla, Inc., a catalog business that offers consumers fresh-cut flowers and plants. She served Calyx & Corolla as Chairman from 1989 to March 2002 and as President and Chief Executive Officer from 1989 to 2000. Ms. Owades is a director of Providian Financial Corporation, a consumer lender, and a director of Armstrong Holdings, a manufacturer of building products used in homes and businesses.

        SAMUEL L. SHANAMAN has been a director of the Company since July 1990. Since mid-1998, Mr. Shanaman has been Managing Director of Logan Enterprises, a private investment venture. From June 1990 until March 1998 he held a number of positions with the Company, including President and Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Operating Officer, Executive Vice President and Vice President—Finance. Mr. Shanaman is Lead Director and Interim CEO of Polymedica Corporation.

        JONATHAN P. WARD has been a director of the Company since June 2001. Since April 2002, Mr. Ward has been Chief Executive Officer and Chairman of the Board of The ServiceMaster Company. Mr. Ward has been President of The ServiceMaster Company, as well as a member of that company's Board of Directors and Executive Committee, since February 2001. The ServiceMaster Company is a leading provider of outsourcing of maintenance services, including lawn care and landscaping, termite and pest control, plumbing, heating and air conditioning maintenance and repair, appliance maintenance and repair, cleaning, plant maintenance and supportive management. From November 1977 until January 2001, Mr. Ward held a number of positions, most recently President and Chief Operating Officer, with R.R. Donnelly & Sons Company, a commercial printer.

        The Company's executive officers are elected by the Company's directors (or the directors of the Company's wholly-owned subsidiaries) and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

Committees and Meetings of the Board

        During the Company's fiscal year ended December 28, 2002 ("fiscal 2002"), the Board met ten times and acted by unanimous written consent two times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he or she served.

        The Board currently has two standing committees, the Audit Committee and the Compensation Committee. The Board currently does not have a nominating committee.

        The Audit Committee, currently composed of Mr. Engbers (Chairman), Mr. Litle and Mr. Shanaman, reviews the internal accounting procedures of the Company and is directly responsible for the appointment, compensation and oversight of the work of the Company's independent accountants. The Audit Committee met five times during fiscal 2002 and acted one time by unanimous written consent. In addition, Mr. Engbers, the Chairman of the Audit Committee, reviewed each of the Company's quarterly financial reports for fiscal 2002, including the quarterly financial statements contained therein, and discussed them with management and the Company's independent accountants, before they were filed with the Securities and Exchange Commission.

        The Compensation Committee, currently composed of Mr. Ward (Chairman), Mr. Heffes and Ms. Owades, makes general policy decisions relating to compensation and benefits for the employees of the Company, including decisions with respect to compensation for the executive officers of the Company and its subsidiaries, and administers the Company's stock option and employee stock purchase plans. The Compensation Committee met eight times during fiscal 2002 and acted five times by unanimous written consent.

INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS

Report of the Audit Committee

        All three directors who are members of the Audit Committee are "independent" of the Company and management, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

        The responsibilities of the Audit Committee are to: (a) appoint the Company's independent accountants; (b) review and approve the fees to be paid to the Company's independent accountants; (c) oversee the work of the Company's independent accountants; (d) review the scope and results of audits; (e) review the adequacy and effectiveness of the accounting and financial controls of the Company; (f) inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company; (g) review at the completion of the annual audit: (1) the Company's annual financial statements and related footnotes contained in the annual report to stockholders and the Company's compliance with applicable SEC requirements; (2) the independent accountants' audit of the financial statements and their report thereon; (3) any changes in accounting principles; and (4) other matters related to the conduct of the audit as are to be communicated to the Committee under generally accepted auditing standards; (h) receive from the Company's independent accountants a formal written statement delineating all relationships between such accountants and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with such accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and take, or recommend that the Board take, appropriate action to oversee the independence of such accountants; (i) review quarterly financial reports before they are filed with the SEC or other regulators; (j) review legal and regulatory matters of a financial nature that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators; and (k) prepare a letter or statement for inclusion in the annual report or annual proxy statement to the stockholders that describes the Committee's composition and responsibilities, and how they were discharged.

        In fulfilling its responsibilities, the Audit Committee met with PricewaterhouseCoopers LLP, the Company's independent auditors for fiscal 2002, to discuss the scope of PricewaterhouseCoopers LLP's audit of the Company's financial statements for fiscal 2002, the results of PricewaterhouseCoopers LLP's examinations, PricewaterhouseCoopers LLP's evaluations of the Company and its internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee reviewed and discussed the Company's audited financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of PricewaterhouseCoopers LLP's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with PricewaterhouseCoopers LLP, as well as other matters related to PricewaterhouseCoopers LLP's independence from management and the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 28, 2002, for filing with the SEC.

        The Chairman of the Audit Committee reviewed each of the Company's quarterly financial reports for fiscal 2002 and discussed them with management and PricewaterhouseCoopers LLP before they were filed with the SEC.

        The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as Appendix A to the Proxy Statement of the Company's 2001 Annual Meeting.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

William E. Engbers (Chairman)
Thomas J. Litle
Samuel L. Shanaman

Relationship with Auditors

        The accounting firm of PricewaterhouseCoopers LLP, which has served as the Company's principal independent accountants continuously since the Company's formation, was selected by the Audit Committee to continue in that capacity for 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

Fiscal 2002 Audit Firm Fee Summary

        During fiscal 2002, PricewaterhouseCoopers LLP provided services in the following categories and amounts:

Description	Amount
Audit Fees(1)	$235,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees(2)	$779,000

(1)
Audit of fiscal 2002 annual financial statements included in Form 10-K and review of financial statements included in Forms 10-Q during fiscal 2002.

(2)
Consists of (i) $91,000 of traditional audit-related fees including audits of the Company's employee benefit plans, an audit of a subsidiary on a standalone basis as well as the issuance of consents, compliance letters and accounting consultations, (ii) $578,000 of fees related to due diligence conducted as part of the Company's evaluation of a potential acquisition and (iii) $83,000 of other fees related to such potential acquisition. The remaining $27,000 was for tax-related services and consultations.

        The Audit Committee has determined that PricewaterhouseCoopers LLP's provision of services to the Company not related to its audit of the Company's financial statements was at all relevant times compatible with that firm's independence.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

        Each member of the Board of Directors who is not an employee of the Company or any parent or subsidiary of the Company (an "Eligible Director") receives a $15,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors attended in person. Directors who are employees of the Company are not paid any separate fees for serving as directors. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive a quarterly fee of $1,250.

        Under the 2001 Plan, each Eligible Director is automatically granted an option to purchase 30,000 shares of Common Stock upon first joining the Board of Directors. Such option is immediately vested in full unless otherwise determined by the Compensation Committee of the Board of Directors prior to grant. In addition, in connection with each annual meeting of stockholders each Eligible Director who has served for at least six months before the meeting and continues to serve at the meeting is automatically granted an option to purchase 11,250 shares of Common Stock. Such option is immediately vested in full. All of the options automatically granted to Eligible Directors under the 2001 Plan have exercise prices equal to the closing price of the Common Stock on the date of grant as reported by The NASDAQ Stock Market and expire on the tenth anniversary of the date of grant.

Executive Compensation

        The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for fiscal 2002, the fiscal year ended December 29, 2001 ("fiscal 2001") and the fiscal year ended December 30, 2000 ("fiscal 2000") of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company and its subsidiaries. During fiscal 2002, the Company effected a three-for-two stock split in the form of a stock dividend paid on June 28, 2002 to shareholders of record on June 14, 2002. All share data has been adjusted for the stock split.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Period	Salary(1)(2)($)	Bonus(2)($)	Other Annual Compensation (2)(3)($)		Securities Underlying Options(4)(#)	All Other Compensation (2)(5)(6)($)
Gordon R. Cooke President, Chief Executive Officer and Chairman of the Board of Directors	Fiscal 2002 Fiscal 2001 Fiscal 2000	$605,000 560,000 570,769	$280,000 560,000 560,000	$237,850 153,071 123,021	(7) (8) (9)	825,000 195,000 285,000	$1,022,665 263,855 295,918
Dennis J. Adomaitis President of The Birch Pond Group, Inc.	Fiscal 2002 Fiscal 2001 Fiscal 2000	350,000 300,000 305,769	120,000 240,000 240,000	* * 101,347	(10)	225,000 60,000 225,000	3,300 23,407 33,713
Patricia C. Lee President—J. Jill Merchandising	Fiscal 2002 Fiscal 2001 Fiscal 2000	350,000 300,000 305,769	120,000 240,000 240,000	* * *		125,000 60,000 172,500	3,328 21,817 29,608
John J. Hayes President of J. Jill Direct, Inc.	Fiscal 2002 Fiscal 2001 Fiscal 2000	325,000 300,000 280,289	120,000 240,000 220,000	* * *		150,000 60,000 105,000	3,300 26,090 31,164
Olga L. Conley President—Corporate Services, Chief Financial Officer and Treasurer	Fiscal 2002 Fiscal 2001 Fiscal 2000	275,000 243,846 214,039	100,000 200,000 168,000	* * *		150,000 60,000 82,500	3,300 25,479 29,557

(1)
Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust and the Company's Deferred Compensation Plan. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2)
Amounts reported for each period include amounts earned with respect to that period but paid in a subsequent period.

(3)
In accordance with the rules of the Securities and Exchange Commission, perquisites and other benefits, securities and property that, in the aggregate, do not equal or exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer for the period in question do not need to be reported, and in such cases an asterisk appears in the table.

(4)
The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers during any of the reported periods.

(5)
The amounts reported include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for fiscal 2002, fiscal 2001 and fiscal 2000, respectively, for the benefit of the named individuals: Mr. Cooke, $2,820, $3,407 and $4,173; Mr. Adomaitis, $2,820, $3,407 and $4,173; Ms. Lee, $3,000, $3,407 and $4,173; Mr. Hayes, $2,820, $3,407 and $4,173; and

  Ms. Conley, $2,820, $3,407 and $4,173. The amounts reported include the following Company matching contributions pursuant to the Company's Deferred Compensation Plan for fiscal 2002 for the benefit of the named individuals: Mr. Cooke, $480; Mr. Adomaitis, $480; Ms. Lee, $300; Mr. Hayes, $480; and Ms. Conley, $480. The amount reported for Mr. Cooke for fiscal 2002 also includes $19,365 in premiums for term life insurance policies for the benefit of Mr. Cooke and a $1,000,000 discretionary contribution to the Company's Deferred Compensation Plan for the benefit of Mr. Cooke. The amount reported for Ms. Lee for fiscal 2002 also includes a $28 premium for a term life insurance policy for the benefit of Ms. Lee. The amounts reported for fiscal 2001 also include (i) the following amounts paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming the named individual as beneficiary, and (ii) the following amounts paid by the Company representing the remainder of the policy premium for such insurance with respect to each named individual: Mr. Cooke, (i) $3,820 and (ii) $240,416; Mr. Adomaitis, (i) $285 and (ii) $19,715; Ms. Lee, (i) $191 and (ii) $18,219; Mr. Hayes, (i) $272 and (ii) $22,411; and Ms. Conley, (i) $230 and (ii) $21,842. The amount reported for Mr. Cooke for fiscal 2001 also includes $15,620 paid for a term life insurance policy for the benefit of Mr. Cooke and $592 with respect to interest on a loan to Mr. Cooke from a bank. The amounts reported for fiscal 2000 also include (i) the following amounts paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming the named individual as beneficiary, and (ii) the following amounts paid by the Company representing the remainder of the policy premium for such insurance with respect to each named individual: Mr. Cooke, (i) $3,614 and (ii) $240,622; Mr. Adomaitis, (i) $265 and (ii) $19,735; Ms. Lee, (i) $191 and (ii) $18,219; Mr. Hayes (i) $263 and (ii) $22,420; and Ms. Conley, (i) $206 and (ii) $21,866. The amounts reported for fiscal 2000 also include the following amounts paid by the Company to the named individuals in exchange for their agreement to terminate certain stock options for shares of Common Stock: Mr. Cooke, $17,890; Mr. Adomaitis, $9,540; Ms. Lee, $7,025; Mr. Hayes, $4,308; and Ms. Conley, $3,312. The amount reported for Mr. Cooke for fiscal 2000 also includes $15,620 paid for a term life insurance policy for the benefit of Mr. Cooke and $13,998 with respect to interest on a loan to Mr. Cooke from a bank.

(6)
The split-dollar life insurance policies referred to in footnote 5 above have been terminated. In connection with such split-dollar life insurance policies, each of the named individuals had collaterally assigned the policy to the Company and, with certain exceptions, the Company would have been entitled to receive from the insurer upon the death of the named individual or the termination of the named individual's employment an amount equal to the lesser of cash surrender value of the policy or the aggregate amount of premiums paid by the Company.

(7)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $70,636, and a one-time payment of $50,000 for furnishings for a new residence, as well as the payment of $82,885 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(8)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $41,944, as well as the payment of $65,000 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(9)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $39,573, as well as the payment of $55,000 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(10)
Includes $86,947 paid by the Company in reimbursement of Mr. Adomaitis's moving expenses.

Option Grants

        The following table sets forth certain information regarding stock options granted during fiscal 2002 by the Company to the individuals named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
	Individual Grants
	Number of Shares Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal 2002
				Exercise Price Per Share ($/Sh)
Name					Expiration Date
						5%($)	10%($)
Gordon R. Cooke(3)	375,000 450,000	24.57 29.49	% %	$14.133 24.010	1/2/12 7/8/12	$3,333,063 6,794,892	$8,446,636 17,219,590
Dennis J. Adomaitis(3)	225,000	14.74%		21.000	6/3/12	2,971,527	7,530,433
Patricia C. Lee(3)	75,000 50,000	4.91 3.28	% %	21.000 22.300	6/3/12 7/31/12	990,509 701,218	2,510,144 1,777,023
John J. Hayes(3)	150,000	9.83%		21.000	6/3/12	1,981,018	5,020,289
Olga L. Conley(3)	150,000	9.83%		21.000	6/3/12	1,981,018	5,020,289

(1)
These options are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full. These options are also subject to accelerated vesting in the event that a "Qualified Sale" occurs and immediately prior to the closing of such Qualified Sale the holder is an employee of the Company. Immediately prior to such closing each such option shall become exercisable as to the number of shares subject to the option, up to 100%, equal to two times the number of shares as to which the option otherwise would have been exercisable immediately prior to such closing. "Qualified Sale" means the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company or a merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3)
Each option vests as to one-third of the shares which may be purchased thereunder on the first anniversary of the date of grant of such option, and vests as to an additional one-third of such shares on each of the second and third anniversaries of the date of grant of such option, contingent upon the option holder's continued employment with the Company or one of its wholly-owned subsidiaries on such vesting date.

Option Exercises and Fiscal Year-End Values

        The following table sets forth certain information concerning the number and value of stock options exercised by each of the individuals named in the Summary Compensation Table during fiscal 2002 and of unexercised stock options held by each of such individuals on December 28, 2002:

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options Held at December 28, 2002(#)		Value of Unexercised In-the-Money Options Held at December 28, 2002($)(2)
	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gordon R. Cooke	549,396	$8,924,314	162,334	922,500	$1,108,789	$698,325
Dennis J. Adomaitis	75,000	642,025	158,084	265,000	1,044,160	280,800
Patricia C. Lee	145,000	2,000,551	44,799	165,000	403,789	280,800
John J. Hayes	45,000	652,579	211,249	190,000	1,709,754	280,800
Olga L. Conley	58,811	614,504	133,291	190,000	1,274,161	280,800

(1)
Value is based on the last sales price of the Common Stock on the exercise date, as reported by The NASDAQ Stock Market, less the applicable option exercise price.

(2)
Value is based on the last sales price of the Common Stock before the end of fiscal 2002 ($14.17 per share on December 27, 2002), as reported by The NASDAQ Stock Market, less the applicable option exercise price.

Equity Compensation Plans

        The following table provides information as of December 28, 2002 regarding securities authorized for issuance under the Company's equity compensation plans, including individual compensation arrangements. The equity compensation plans of the Company include the Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Plan"), the 2001 Plan, and the 1998 Employee Stock Purchase Plan (the "1998 Plan"). All of these equity compensation plans have been approved by the Company's stockholders.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted-Average Exercise Price of Outstanding Options and Rights(2)	Number of Shares Remaining for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	3,115,487	$13.99	446,365
Equity Compensation Plans Not Approved by Stockholders	—	—	—

TOTAL	3,115,487	$13.99	446,365

(1)
Includes options to purchase 920,946 shares of Common Stock under the 1993 Plan, options to purchase 2,163,550 shares of Common Stock under the 2001 Plan and rights to purchase 30,991 shares of Common Stock under the 1998 Plan.

(2)
On December 28, 2002, the exercise price of the rights to purchase 30,991 shares of Common Stock under the 1998 Plan included in the preceding column was not yet known. Under the 1998 Plan, the exercise price of such rights is the lesser of 85% of the closing price on January 2, 2002, the offering commencement date, or 85% of the closing price on December 31, 2002, the offering termination date. For purposes of calculating the weighted average exercise price, the exercise price of such rights was assumed to be $11.88 per share, the price at which such shares were issued on December 31, 2002 and 85% of the closing price on such date.

Certain Employment and Severance Arrangements

        Gordon R. Cooke and Dennis J. Adomaitis each have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for just cause (as defined in the agreements), the Company will make severance payments to them in an aggregate amount equal to their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid.

        In addition, each of the persons named in the Summary Compensation Table is a party to a severance agreement with the Company which provides for the following payments to the executive if the executive's employment is terminated within two years following a change in control (as defined in the agreements) by the Company without cause (as defined in the agreements) or by the executive with good reason (as defined in the agreements): (i) a lump sum equal to 2 times the sum of (A) the executive's annual base salary at the time of termination plus (B) the average annual incentive compensation plan bonus payment to the executive over the last two years, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive; (ii) a pro-rated incentive compensation bonus for the year of termination; and (iii) continuation of standard group life, disability, accident and health insurance for a period of two years post-termination. Also, if the executive's employment is terminated within two years following a change in control by the Company without cause or by the executive for good reason, then all outstanding stock options held by the executive for the purchase of shares of the Company's Common Stock shall immediately become exercisable in full. In addition, executive's employment shall be deemed to have been terminated following a change in control by the Company without cause or by the executive with good reason if the executive's employment is terminated prior to a change in control without cause at the direction of a person who has entered into an agreement with the Company the consummation of which will constitute a change in control or if the executive terminates his employment with good reason prior to a change in control (determined by treating a potential change in control (as defined in the agreements) as a change in control in applying the definition of good reason), if the circumstance or event which constitutes good reason occurs at the direction of such person.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Mr. Ward (Chairman), Mr. Heffes and Ms. Owades.

Compensation Committee Report on Executive Compensation

Compensation Policy

        During fiscal 2002 the Company's compensation package for its executive officers had four principal components: (1) base salary, (2) bonus, (3) stock options and (4) in certain cases, discretionary contributions to the Company's Deferred Compensation Plan. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other senior management employees and other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

        Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Base salaries for executive officers are reviewed annually, and any adjustments are based on such factors as individual performance, change in responsibilities and market-based comparisons with similarly situated companies.

        Under the Company's incentive compensation plan for fiscal 2002, the Company's executive officers were eligible to receive bonuses for the spring season and the fall season based on a percentage of their base salary for the applicable season and conditioned on the Company's achieving its operating plan for the applicable season and the Compensation Committee's determination to pay such bonuses. Assigned bonus percentages varied depending on the Compensation Committee's view of the importance of the executive officer's contribution to the Company's ability to achieve its operating plan. The Company exceeded its operating plan for the spring season of fiscal 2002, and the Compensation Committee determined to pay the executive officers bonuses for that season. The Company did not exceed its operating plan for the fall season of fiscal 2002, and accordingly no bonuses were paid for that season.

        Stock option awards are intended to provide the Company's executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted stock options to all of the Company's current executive officers during fiscal 2002.

        Discretionary contributions to the Company's Deferred Compensation Plan are intended to provide long-term incentive compensation to the executive officers who receive them.

        Section 162(m) of the Internal Revenue Code generally limits the amount of annual compensation paid by a company to certain of its officers that is deductible for federal income tax purposes to $1 million for each such officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Although the Compensation Committee generally considers whether officer compensation will meet the Section 162(m) requirements for deductibility, such deductibility is but one of many factors weighed by the Compensation Committee in establishing compensation levels. The Compensation Committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limit in circumstances when the Committee believes such payment is appropriate.

Chief Executive Officer Compensation

        Mr. Cooke's base salary during fiscal 2002 was at the rate of $560,000 per annum during the first and second quarter and was increased to the rate of $650,000 per annum effective as of the beginning of the third quarter. Mr. Cooke was assigned a bonus percentage of 100% under the 2002 Incentive Compensation Plan. The Company achieved its operating income goal for the spring season of fiscal 2002, and the Compensation Committee determined to pay bonuses for that season. Accordingly, Mr. Cooke received a bonus for the spring season in the amount of $280,000. The Company did not achieve its operating income goal for the fall season of fiscal 2002, and accordingly Mr. Cooke did not receive a bonus for the fall season. During fiscal 2002 Mr. Cooke was granted options to purchase 375,000 shares of Common Stock at $14.133 per share and options to purchase 450,000 shares of Common Stock at $24.01 per share. The Company also paid $19,365 in premiums with respect to term life insurance for the benefit of Mr. Cooke. The Company also provided Mr. Cooke with certain perquisites including but not limited to a residence and paid Mr. Cooke $82,885 to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits. Finally, during fiscal 2002 the Company made a fully vested discretionary contribution in the amount of $1,000,000 to Mr. Cooke's account under the Company's Deferred Compensation Plan.

        During fiscal 2002 the Compensation Committee engaged a consultant to prepare a report to the Compensation Committee regarding, among other things, the compensation paid to Mr. Cooke and whether such compensation was appropriate and reasonable and within market levels and practices (the

"Compensation Report"). The Compensation Report analyzed annual cash compensation, long-term incentive compensation and equity-based compensation for Mr. Cooke in comparison to chief executive officers at a peer group of companies. In setting Mr. Cooke's compensation for fiscal 2002, the Compensation Committee considered the findings of the Compensation Report and the Company's historical performance under Mr. Cooke's leadership.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Jonathan P. Ward (Chairman)
Brett D. Heffes
Ruth M. Owades

Performance Graph

        The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, The NASDAQ Stock Market Index for U.S. Companies and the Russell 2000 Index, and a published industry or line of business index, the Dow Jones US Retailers, Apparel Index.

        The cumulative stockholder return for shares of the Company's Common Stock and the market indexes are calculated assuming $100 was invested on December 31, 1997. The Company paid no cash dividends during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 7, 2002, there were issued and outstanding 19,575,004 shares of Common Stock, entitled to cast 19,575,004 votes. On April 7, 2002, the closing price of the Common Stock as reported by The NASDAQ Stock Market was $11.61 per share.

Principal Stockholders

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 7, 2003, by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock issuable by the Company pursuant to options which may be exercised within 60 days after April 7, 2003, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

	Shares Beneficially Owned(1)
Name
	Number	Percent
Barclays Global Investors, NA.(2) 45 Tremont Street San Francisco, CA 94105	1,142,294	5.84%
Ronald Juvonen(3) Downtown Associates, L.L.C. 674 Unionville Road, Suite 105 Kennett Square, PA 19348	996,700	5.09%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	2,051,989	10.48%
Morgan Stanley(5) 1585 Broadway New York, N.Y. 10036	1,378,818	7.04%
Franklin Resources Inc.(6) Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403	1,013,551	5.18%
Dennis J. Adomaitis(7)	256,490	1.29%
Olga L. Conley(8)	208,871	1.06%
Gordon R. Cooke(9)	566,583	2.85%
William E. Engbers(10)	45,225	*
John J. Hayes(11)	465,158	2.35%
Brett D. Heffes(12)	42,000	*
Patricia C. Lee(13)	124,524	*
Thomas J. Litle(14)	113,625	*
Ruth M. Owades(15)	46,500	*
Samuel L. Shanaman(16)	163,359	*
Jonathan P. Ward (17)	41,250	*
All current directors and executive officers as group (12 persons)(18)	2,080,085	9.95%

*
Less than one percent.

(1)
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
The Company has received a copy of a report on Schedule 13G, with a signature dated February 10, 2003, filed jointly by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited and Barclays Private Bank and Trust Limited (Sussie). The report states that each of these entities is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. The report states that as of February 10, 2003, 876,668 shares were beneficially owned by Barclays Global Investors, NA., which has sole voting and dispositive power of all such securities, and that 265,626 shares were beneficially owned by Barclays Global Fund Advisors, which has sole voting and dispositive power of all such securities.

(3)
The Company has received a copy of a report on Schedule 13G/A, with a signature dated February 14, 2003, filed by Ronald Juvonen in his capacity as the Managing Member of Downtown Associates, L.L.C. ("Downtown"). The report states that the shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P. (collectively referred to as the "Downtown Funds"). The report states that the general partner of the Downtown Funds is Downtown. The report states that Ronald Juvonen, as the Managing Member of Downtown, is the beneficial owner of the shares and has sole power to vote and direct the disposition of all of the shares held by the Downtown Funds.

(4)
The Company has received a copy of a report on Schedule 13G, with a signature dated January 10, 2003, filed by Wellington Management Company, LLP ("WMC"). The report states that WMC is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934. The report states that the securities as to which the Schedule was filed by WMC, in its capacity as investment adviser, are owned of record by clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known by WMC to have such right or power with respect to more than five percent of this class of securities. The report states that WMC, in its capacity as investment adviser, may be deemed to beneficially own 2,051,989 shares and that WMC has the shared power to vote or to direct the vote as to 1,740,429 shares of such securities and shared power to dispose or to divert the disposition of 2,051,989 shares.

(5)
The Company has received a copy of a report on Schedule 13G, with a signature dated February 13, 2003, filed by Morgan Stanley. The report states that Morgan Stanley is filing solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. The report states that the accounts are managed on a discretionary basis by Morgan Stanley and are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities, and that no account holds more than 5 percent of the class. The report states that Morgan Stanley has shared voting power, shared dispositive power and beneficial ownership of all such shares.

(6)
The Company has received a copy of a report on Schedule 13G, with signature dated January 30, 2003, filed by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CJ") and Rupert H. Johnson, Jr. ("RJ"). The report states that the securities reported on are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of FRI, and that such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients, so that such Advisor Subsidiaries may be deemed to be the beneficial owner of the securities covered by this report. CJ and RJ each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI, and together with FRI may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. The report states that the aggregate amount beneficially owned by each reporting person is 1,013,551 shares, with Franklin Advisers, Inc. having the sole power to vote or to direct the vote of 738,600 shares and the sole power to dispose or to direct the disposition of 738,600 shares and with Franklin Private Client Group having the sole power to dispose or to direct the disposition of 274,951 shares.

(7)
Includes 233,084 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003.

(8)
Includes 157,689 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003.

(9)
Includes 287,334 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003.

(10)
Includes 225 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 45,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003. Does not include 11,250 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Engbers pursuant to the 2001 Plan should he continue to serve as a director through the date of the Annual Meeting.

(11)
Includes 238,749 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003.

(12)
Includes 42,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003. Does not include 11,250 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Heffes pursuant to the 2001 Plan should he continue to serve as a director through the date of the Annual Meeting.

(13)
Includes 69,799 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003.

(14)
Includes 3,375 shares held by Mr. Litle's wife. Also includes 110,250 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003. Does not include 11,250 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Litle pursuant to the 2001 Plan should he continue to serve as a director through the date of the Annual Meeting.

(15)
Includes 42,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003. Does not include 11,250 shares issuable upon the exercise of a stock option that automatically will be granted to Ms. Owades pursuant to the 2001 Plan should she continue to serve as a director through the date of the Annual Meeting.

(16)
Includes 56,250 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003. Does not include 11,250 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Shanaman pursuant to the 2001 Plan should he continue to serve as a director through the date of the Annual Meeting.

(17)
Includes 41,250 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2003. Does not include 11,250 shares issuable upon the exercise of a stock option that automatically will be granted to Mr. Ward pursuant to the 2001 Plan should he continue to serve as a director through the date of the Annual Meeting.

(18)
Includes shares listed in notes 7 through 17. Also includes 6,500 shares issuable to Linda Trudel upon the exercise of one or more outstanding stock options exercisable within sixty days following April 7, 2002. Does not include 67,500 shares issuable upon the exercise of stock options that automatically will be granted to Ms. Owades and Messrs. Engbers, Heffes, Litle, Shanaman and Ward pursuant to the 2001 Plan should they continue to serve as a directors through the date of the Annual Meeting.

PROPOSAL TWO
APPROVAL OF THE AMENDMENT OF THE COMPANY'S
AMENDED AND RESTATED
2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

        The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel and that the granting of stock options to key personnel serves as an important factor in retaining them. In March 2001, the Board of Directors adopted, and in May 2001, the Company's stockholders approved, the 2001 Incentive and Non-Statutory Stock Option Plan. In April 2002, the Board adopted, and in May 2002 the Company's stockholders approved, an amendment to increase the number of shares of Common Stock available for issuance under the 2001 Plan. In July 2002 and April 2003, the Board adopted additional amendments that did not require stockholder approval, including an increase in the number of shares of Common Stock that may be subject to options granted to an individual in any calendar year, a revision to provide that the option price of any option shall not be less than the fair market value of the Common Stock on the date the option is granted even if permitted to be less by the Internal Revenue Code or other applicable law or regulation, and a revision to provide that the stockholders of the Company must approve any material amendment of the 2001 Plan, rather than just those involving a change in the class of persons eligible to receive options or a change in the aggregate number of shares issuable pursuant to the 2001 Plan. As of March 29, 2003, only 18,775 shares of Common Stock remained available for issuance under the Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan and only 91,675 shares of Common Stock remained available for issuance under the 2001 Plan. Consequently, on April 2, 2003, the Board adopted, subject to stockholder approval, an amendment to the 2001 Plan to increase the number of shares of Common Stock that may be issued pursuant to stock options granted under the 2001 Plan from 2,250,000 to 3,250,000. This amendment will be effective only if this Proposal Two is approved by the stockholders of the Company. The Board believes that the increase in the number of shares available for issuance under the 2001 Plan is in the best interests of the Company and recommends a vote for this proposal.

        The full text of the 2001 Plan as proposed to be amended is attached as Appendix A to this Proxy Statement.

Summary of the 2001 Plan

        The 2001 Plan authorizes (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and (ii) the grant of non-statutory stock options ("Non-Statutory Options"). The exercise price of options granted under the 2001 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of Incentive Options granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholder") must equal at least 110% of the fair market value of the Common Stock on the date of grant.

        The 2001 Plan is administered by the Compensation Committee of the Board. Except for certain non-discretionary option grants to the Company's Eligible Directors described below, the Compensation Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2001 Plan. Incentive Options may be granted under the 2001 Plan to employees, including officers and directors who are also employees, of the Company or any of its subsidiaries. As of March 1, 2003, approximately 2,034 employees were eligible to participate in the 2001 Plan. Non-Statutory Options may be granted under the 2001 Plan to employees, officers, individuals providing services to the Company and directors, whether or not they are employees of the Company. Neither Incentive Options nor Non-Statutory Options granted under the 2001 Plan may be repriced, whether by the reduction of their respective exercise prices or by their cancellation and replacement.

        No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who is a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000. In no event may any person be granted options under the 2001 Plan in any calendar year to purchase more than 825,000 shares of Common Stock.

        Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee's employment by the Company for cause, (ii) thirty days after termination of the optionee's employment by the Company without cause or by the optionee voluntarily, (iii) ninety days following the optionee's retirement from the Company in good standing by reason of age or disability under the then established rules of the Company, and (iv) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment with the Company.

        Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the consent of the Compensation Committee, delivery of such documentation as the Compensation Committee and the broker, if applicable, will require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iii) with the consent of the Compensation Committee, such other consideration which is acceptable to the Compensation Committee and has a fair market value equal to the option price of such shares, or (iv) with the consent of the Compensation Committee, a combination of the foregoing.

        The 2001 Plan provides that each Eligible Director shall automatically receive a grant of a Non-Statutory Option for the purchase of 30,000 shares of Common Stock upon joining the Board, which option shall be immediately vested in full unless otherwise determined by the Compensation Committee at the time of grant. The 2001 Plan additionally provides that each Eligible Director, on the date of each annual meeting or special meeting in lieu thereof following the 2001 Annual Meeting of Stockholders, shall automatically receive a grant of an immediately fully-vested Non-Statutory Option for the purchase of 11,250 shares of Common Stock, provided that such Eligible Director continues to serve at the annual meeting or special meeting in lieu thereof and has served on the Board for at least six months at the time of such meeting.

New Plan Benefits

        The Company is unable to determine the dollar value and number of options that may be received by or allocated to (i) any of the Company's executive officers, (ii) the Company's current executive officers, as a group, (iii) the current Eligible Directors, as a group, and (iv) the Company's employees who are not executive officers, as a group, as a result of the amendment to the 2001 Plan because the Company at this time is unable to determine whether any of the current Eligible Directors will meet the requirements to receive any automatic grants of options and all other options are granted by the Compensation Committee of the Board on a discretionary basis.

        The following table sets forth information concerning the benefit that will be received by or allocated to the persons specified, assuming that the 2001 Plan is amended:

NEW PLAN BENEFITS
Amended and Restated
2001 Incentive and Non-Statutory Stock Option Plan of The J. Jill Group, Inc.

Name and Position	Dollar Value ($)(1)	Number of Securities Underlying Options Granted
Gordon R. Cooke President, Chief Executive Officer and Chairman of the Board of Directors	$—	—	(2)
Dennis J. Adomaitis President of The Birch Pond Group, Inc.	—	—	(2)
Patricia C. Lee President—J. Jill Merchandising	—	—	(2)
John J. Hayes President of J. Jill Direct, Inc.	—	—	(2)
Olga L. Conley President—Corporate Services, Chief Financial Officer and Treasurer	—	—	(2)
Executive Group	—	—	(2)
Non-Executive Director Group	—	—	(3)
Non-Executive Officer Employee Group	—	—	(2)

(1)
The dollar value of any options that might be granted under the 2001 Plan is not determinable at this time. The exercise price of options granted under the 2001 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of Incentive Options granted to an optionee who is a greater-than-ten-percent-stockholder must equal at least 110% of the fair market value of the Common Stock on the date of grant.

(2)
Does not include shares of Common Stock issuable pursuant to options that might be granted to the specified person or group during the current fiscal year or thereafter because the grant of options to such specified person or group under the 2001 Plan is discretionary.

(3)
Does not include shares of Common Stock issuable pursuant to Non-Statutory Options that might be automatically granted to Eligible Directors under the 2001 Plan in connection with future annual meetings or special meetings in lieu thereof because the Company at this time is unable to determine whether any of the current Eligible Directors will meet the requirements to receive any such automatic grants of options.

Amendment of 2001 Plan

        The Company's Board of Directors may terminate the 2001 Plan at any time. The Board of Directors may amend the 2001 Plan at any time and from time to time, except that any material amendment to the 2001 Plan, including any change to the class of persons eligible to receive options and any change to the aggregate number of shares issuable pursuant to the 2001 Plan (other than pursuant to certain changes in the Company's capital structure such as stock splits and stock dividends), must be approved by the stockholders of the Company.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 2001 PLAN

        The grantee of a Non-Statutory Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Non-Statutory Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations in the deductibility of compensation paid to executives, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Non-Statutory Option.

        The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no federal income tax upon exercise of an Incentive Option, and the Company is not entitled to a compensation deduction. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares were held for more than one year).

        The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

        In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

        The Board recommends a vote FOR the amendment of the 2001 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2002 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2002, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, with the exception that one Form 4 required to be filed by Mr. Cooke by June 10, 2002 in order to report two transactions was filed in August 2002.

SOLICITATION

        This proxy is solicited on behalf of the Board of Directors of the Company. You are requested to sign and return your proxy card promptly.

        The expenses connected with soliciting proxies will be borne by the Company. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. The Company has engaged Georgeson Shareholder to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Georgeson Shareholder $7,000 for such efforts. In addition to the use of the mails, certain directors, officers, and employees may solicit proxies in person or by use of other communications media.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in May 2004, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 17, 2003, so the date by which proposals are required to be received under Rule 14a-8 will be December 19, 2003.

        In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board of Directors, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the By-Laws, and if less than 70 days' notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If next year's annual meeting is held on the date specified in the By-Laws, the deadline for submission of notice will be March 12, 2004, and any proposal or nomination submitted after March 12, 2004 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

MISCELLANEOUS

        The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

        Stockholders of record on April 7, 2003 will receive a Proxy Statement and the Company's 2002 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Olga L. Conley, Chief Financial Officer, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

Appendix A

Amended and Restated
2001 Incentive and Non-Statutory Stock Option Plan
of
THE J. JILL GROUP, INC.

Amended and Restated
2001 Incentive and Non-Statutory Stock Option Plan
of
THE J. JILL GROUP, INC.

TABLE OF CONTENTS

SECTION 1.	PURPOSE	A-1
SECTION 2.	ADMINISTRATION	A-1
2.1	The Committee	A-1
2.2	Powers of the Committee	A-1
SECTION 3.	STOCK	A-2
3.1	Stock to be Issued	A-2
3.2	Expiration, Cancellation or Termination of Option	A-2
3.3	Limitation on Grants	A-2
SECTION 4.	ELIGIBILITY	A-2
4.1	Persons Eligible	A-2
4.2	Greater-Than-Ten-Percent Stockholders	A-2
4.3	Maximum Aggregate Fair Market Value	A-2
4.4	Option Grants to Eligible Directors	A-3
SECTION 5.	TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE	A-3
5.1	Termination of Employment	A-3
5.2	Death or Retirement of Optionee	A-4
SECTION 6.	TERMS OF THE OPTION AGREEMENTS	A-4
6.1	Expiration of Option	A-4
6.2	Exercise	A-4
6.3	Purchase Price	A-4
6.4	Transferability of Options	A-5
6.5	Rights of Optionees	A-5
6.6	Repurchase Right	A-5
6.7	"Lockup" Agreement	A-5
SECTION 7.	METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE	A-5
7.1	Method of Exercise	A-5
7.2	Payment of Purchase Price	A-5
SECTION 8.	CHANGES IN COMPANY'S CAPITAL STRUCTURE	A-6
8.1	Rights of Company	A-6
8.2	Recapitalization, Stock Splits and Dividends	A-6
8.3	Merger without Change of Control	A-6
8.4	Sale or Merger with Change of Control	A-6
8.5	Adjustments to Common Stock Subject to Options	A-7

A-i

8.6	Miscellaneous	A-7
SECTION 9.	GENERAL RESTRICTION	A-7
9.1	Investment Representations	A-7
9.2	Compliance with Securities Laws	A-7
9.3	Employment Obligation	A-7
9.4	Withholding Tax	A-8
SECTION 10.	AMENDMENT OR TERMINATION OF THE PLAN	A-8
SECTION 11.	NONEXCLUSIVITY OF THE PLAN	A-8
SECTION 12.	EFFECTIVE DATE AND DURATION OF THE PLAN	A-8

A-ii

Amended and Restated
2001 Incentive and Non-Statutory Stock Option Plan
of
THE J. JILL GROUP, INC.

Section 1. Purpose

        This 2001 Incentive and Non-Statutory Stock Option Plan (the "Plan") of The J. Jill Group, Inc. (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and for certain other individuals providing services to or acting as directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Statutory stock options ("Non-Statutory Options") under the Plan which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Code.

Section 2. Administration

        2.1    The Committee.    The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") or another committee consisting of at least two members of the Company's Board (in either case, the "Committee"). None of the members of the Committee shall be an officer or other employee of the Company. It is the intention of the Company that the members of the Committee shall each be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "Outside Director" (as such term is defined below), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a "Non-Employee Director" or "outside director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The term "Outside Director" as used in the Plan (1) shall mean a director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director, and (2) shall be determined, and amended where necessary, in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

        2.2    Powers of the Committee.    Subject to the terms and conditions of the Plan, the Committee shall have the power:

          (a)  To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

          (b)  To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the

  Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

          (c)  To make, in its sole discretion, changes to any outstanding option granted under the Plan, including:

              (i)  to accelerate the vesting schedule; or

            (ii)  to extend the expiration date;

  provided, however, that the Committee shall not have the power to reprice any options issued under the Plan, whether by reducing their exercise price or canceling them and issuing replacement options in their stead.

          (d)  Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

Section 3. Stock

        3.1    Stock to be Issued.    The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 3,250,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

        3.2    Expiration, Cancellation or Termination of Option.    Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

        3.3    Limitation on Grants.    In no event may any person be granted options under the Plan in any calendar year to purchase more than 825,000 shares of Common Stock. The number of shares of Common Stock issuable pursuant to an option granted under the Plan that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in the calendar year of grant.

Section 4. Eligibility

        4.1    Persons Eligible.    Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Non-Statutory Options may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to members of the Board and consultants or other persons who render services to the Company or any such parent or subsidiary (regardless of whether they are also employees), provided, however, that options may be granted to members of the Board who are not employees of the Company or any such parent or subsidiary ("Eligible Directors") only as provided in Section 4.4.

        4.2    Greater-Than-Ten-Percent Stockholders.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

        4.3    Maximum Aggregate Fair Market Value.    The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000

(or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

        4.4    Option Grants to Eligible Directors.

          (a)    Relation to Prior Plans.    After the date of the meeting of stockholders at which this Plan is approved, the provisions of this Section 4.4 shall supersede those of Section 4.4 of the Company's Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan.

          (b)    Grant of Options.

              (i)  On the date each new Eligible Director first joins the Board, such Eligible Director shall automatically be granted a Non-Statutory Option to purchase 30,000 shares of Common Stock. Such Non-Statutory Option shall be immediately vested in full unless otherwise determined by the Committee prior to the grant of such Non-Statutory Option.

            (ii)  On the date of each annual meeting of the Company's stockholders or special meeting in lieu thereof, each Eligible Director who has served for at least six months and continues to serve at that meeting shall automatically be granted a Non-Statutory Option to purchase 11,250 shares of Common Stock. Such Non-Statutory Option shall be immediately vested in full.

          (c)    Purchase Price.    The purchase price per share of Common Stock under each Non-Statutory Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Non-Statutory Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3.

          (d)    Expiration.    Each Non-Statutory Option granted to an Eligible Director under this Section 4.4 shall expire on the tenth anniversary of the date of grant.

Section 5. Termination of Employment or Death of Optionee

        5.1    Termination of Employment.    Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

          (a)  the date of expiration thereof;

          (b)  immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

          (c)  thirty days after the date of termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) without cause or voluntarily by the optionee;

provided, that Non-Statutory Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above.

        An employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company (or any such parent or subsidiary). Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be determined by the Committee at the time thereof. As used herein, "cause" shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee's ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

        5.2    Death or Retirement of Optionee.    In the event of the death of the holder of an option that is subject to clause (b) or (c) of Section 5.1 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option at the time of his death.

        If, before the date of the expiration of an option that is subject to clause (b) or (c) of Section 5.1 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement.

Section 6. Terms of the Option Agreements

        Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. The shares of stock issuable upon exercise of an option by any executive officer, director or beneficial owner of more than ten percent of the Common Stock of the Company may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such officer, director or beneficial owner for a period of six months following the grant of such option.

        Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

        6.1    Expiration of Option.    Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 of this Plan.

        6.2    Exercise.    Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

        6.3    Purchase Price.    The purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any option shall not be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of the grant of an Incentive Stock Option to a greater-than-ten-percent stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, the mean of the bid and asked prices per share on the date of grant of the option or, if the Common Stock is not traded over the counter, the fair market value as determined by the Committee.

        6.4    Transferability of Options.    Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him/her.

        6.5    Rights of Optionees.    No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

        6.6    Repurchase Right.    The Committee may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

        6.7    "Lockup" Agreement.    The Committee may in its discretion specify upon granting an option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

Section 7. Method of Exercise, Payment of Purchase Price

        7.1    Method of Exercise.    Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

        7.2    Payment of Purchase Price.    Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; and provided further that the Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or (iii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1247(d) of the Code) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

Section 8. Changes in Company's Capital Structure

        8.1    Rights of Company.    The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        8.2    Recapitalization, Stock Splits and Dividends.    If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall automatically be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares set forth in Sections 3.1, 3.3 and 4.4 shall be adjusted by substituting therefor that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment. The number of shares set forth in Sections 3.1, 3.3 and 4.4 have been so adjusted to reflect the 3-for-2 stock split in the form of a stock dividend that was paid on June 28, 2002 and, notwithstanding the foregoing provisions, there shall be no further adjustments to such numbers to reflect such stock split.

        8.3    Merger without Change of Control.    After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

        8.4    Sale or Merger with Change of Control.    If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition, provided that (x) notice of such cancellation shall be given to each holder of an option and

(y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

        8.5    Adjustments to Common Stock Subject to Options.    Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

        8.6    Miscellaneous.    Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

Section 9. General Restriction

        9.1    Investment Representations.    The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

        9.2    Compliance with Securities Laws.    The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

        The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        9.3    Employment Obligation.    The granting of any option shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any optionee; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him/her.

        9.4    Withholding Tax.    Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

Section 10. Amendment or Termination of the Plan

        The Board of Directors may terminate this Plan at any time. The Board of Directors may amend this Plan at any time and from time to time, except that any material amendment to this Plan, including any change to the class of persons eligible to receive options and any change to the aggregate number of shares issuable pursuant to this Plan other than by operation of Section 8 hereof, shall require stockholder approval.

Section 11. Nonexclusivity of the Plan

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

Section 12. Effective Date and Duration of the Plan

        The Plan shall become effective upon its adoption by the Board of Directors, provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Board. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

Appendix B

THE J. JILL GROUP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held May 30, 2003.

Sincerely,

The J. Jill Group, Inc.

THE J. JILL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE J. JILL GROUP, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

Proxy for the Annual Meeting of Stockholders to be held on May 30, 2003

        The undersigned stockholder of The J. Jill Group, Inc. (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke and Olga L. Conley, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Friday, May 30, 2003, beginning at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 17, 2003 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention to vote the shares represented hereby in person prior to the exercise of this proxy.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on stock certificate(s). If the stockholder is a corporation, please sign in full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

THE J. JILL GROUP, INC.	1.	To elect the following nominees as Class A Directors of the Company.
	Nominees:		For All Nominees	Withheld From all Nominees
	(01)	William E. Engbers	☐	☐
	(02)	Samuel L. Shanaman
Mark box at right if an address ☐ change or comment has been noted on the reverse side of this card.
	☐	For all nominee(s) except as written above.
			For	Against	Abstain
	2.	To amend the Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan of The J. Jill Group, Inc., as amended to date (the "2001 Plan"), to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the 2001 Plan from 2,250,000 shares to 3,250,000 shares.	☐	☐	☐
Please be sure to sign and date this Proxy
Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailing in the United States.
Signature: _________________	Date: ________	Signature: _________________	Date: ________

QuickLinks

THE J. JILL GROUP, INC. Notice of Annual Meeting of Stockholders To Be Held May 30, 2003
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held May 30, 2003
PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 2001 PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
AVAILABLE INFORMATION
  Appendix A
  Appendix B